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                                                                           EX-10

                                  BANCO POPULAR

July 31, 2000

Mr. James F. Callahan
Corporate Controller
Syratech Corporation P.O. Box 9114
E. Boston, MA  02128-9114

Dear Mr. Callahan:

We are pleased to confirm that Banco Popular de Puerto Rico has favorably considered the renewal of the line of credit facilities available to Wallace International de Puerto Rico, Inc. in the amount of $1,000,000.00, until May 31, 2001.

Please, be advised that the current Line of Credit Agreement with amendments and guarantees will continue in full force and effect.

We trust this information is useful to you.

Cordially,





/s/  Jose Alfredo Moreda
      Vice President & Manager
      Mayaguez Commercial Banking Center (412)



c  E. Merle Randolph
   Pablo a. Toro
   Joffre Gomez